Exhibit 99.1

Contact:	Curtis Garner
Chief Financial Officer
Otelco Inc.
205-625-3580
Curtis@otelcotel.com

Otelco Reports First Quarter 2014 Results

ONEONTA, Alabama (May 6, 2014) – Otelco Inc. (NASDAQ: OTEL), a wireline telecommunications services provider in Alabama, Maine, Massachusetts, Missouri, New Hampshire, Vermont and West Virginia and a provider of cloud hosting and managed services, today announced results for its first quarter ended March 31, 2014. Key highlights for Otelco include:

•	Total revenues of $18.8 million for first quarter 2014.
•	Operating income of $4.0 million for first quarter 2014.
•	Adjusted EBITDA (as defined below) of $7.5 million for first quarter 2014.

“The first quarter of 2014 produced adjusted EBITDA of $7.5 million,” said Mike Weaver, Chief Executive Officer of Otelco. “This performance includes our annual CoBank dividend and the impact of the 2013 RLEC access revenue annual cost studies, both of which will not recur in the balance of 2014. The combined impact of these two items represents an increase of $0.7 million when compared with the same period in 2013. Access line equivalents remained essentially equal to our fourth quarter 2013 subscriber metrics, aided by the installation of transport fiber services to school systems in our Alabama markets. During first quarter, we reduced our senior debt by 4.2% or $5.4 million and our cash balance at March 31, 2014 was $6.9 million.

“As part of our ongoing efforts to control expenses and improve our efficiencies,” Weaver continued, “we have identified a number of areas where our operating costs can be reduced. As a result of these initiatives, which will be implemented in second quarter of this year, network, cable programming and labor cost reductions of approximately $1.2 million will be realized in 2014.

“Capital investment in our business was $1.4 million for first quarter,” noted Weaver. “These expenditures included enhancements to our New England network and switching facilities in anticipation of growth in Reliable Networks, the cloud hosting and managing services provider we acquired in January. We expect a similar rate of capital expenditures for the balance of the year.”

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Otelco Reports First Quarter 2014 Results

May 6, 2014

First Quarter 2014 Financial Summary

(Dollars in thousands, except per share amounts)

(Unaudited)

	Three Months Ended March 31,		Change
	2013	2014	Amount	Percent
Revenues	$20,988	$18,782	$(2,206)	(10.5)%
Operating income	$4,889	$3,973	$(916)	(18.7)%
Interest expense	$(5,554)	$(2,322)	$(3,232)	(58.2)%
Net income (loss)	$(1,774)	$1,394	$3,168	*
Net income (loss) per share	$(0.67)	$0.45	$1.12	*

Adjusted EBITDA(a)	$8,786	$7,530	$(1,256)	(14.3)%
Capital expenditures	$799	$1,415	$616	77.1%

* Not a meaningful calculation

Reconciliation of Adjusted EBITDA to Net Income (Loss)

	Three Months ended March 31,
	2013	2014
Net income (loss)	$(1,774)	$1,394
Add: Depreciation	2,380	2,343
Interest expense - net of premium	5,212	2,082
Interest expense - amortized loan cost	342	239
Income tax expense (benefit)	(72)	911
Stock-based compensation (earn out)	-	112
Loan fees	19	6
Reorganization items	1,493	-
Amortization - intangibles	1,186	443
Adjusted EBITDA	$8,786	$7,530

(a) Adjusted EBITDA is defined as consolidated net income (loss) plus interest expense, depreciation and amortization, income taxes and certain fees, expenses or non-cash charges reducing consolidated net income. Adjusted EBITDA is not a measure calculated in accordance with generally accepted accounting principles (GAAP). While providing useful information, Adjusted EBITDA should not be considered in isolation or as a substitute for consolidated statement of operations data prepared in accordance with GAAP. The Company believes Adjusted EBITDA is useful as a tool to analyze the Company on the basis of operating performance and leverage. The definition of Adjusted EBITDA corresponds to the definition of Adjusted EBITDA in the Company’s credit facility and certain of the covenants contained therein. The Company’s presentation of Adjusted EBITDA may not be comparable to similarly titled measures used by other companies.

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Otelco Reports First Quarter 2014 Results

May 6, 2014

Otelco Inc. - Key Operating Statistics (2)

(Unaudited)

				% Change
	December 31,		March 31,	from
	2012	2013	2014	Dec. 31, 2013
Business/Enterprise
CLEC
Voice lines	23,950	21,149	20,752	(1.9)%
HPBX seats	6,172	8,453	8,698	2.9%
Data lines	2,771	2,725	2,919	7.1%
Wholesale network lines (2)	2,289	2,817	2,846	1.0%
RLEC
Voice lines	11,542	12,349	12,879	4.3%
Data lines	1,630	1,594	1,593	(0.1)%
Access line equivalents (1)	48,354	49,087	49,687	1.2%
Residential
CLEC
Voice lines	348	339	324	(4.4)%
Data lines	391	416	407	(2.2)%
RLEC
Voice lines	31,479	28,323	27,670	(2.3)%
Data lines	21,112	20,566	20,620	0.3%
Access line equivalents(1)	53,330	49,644	49,021	(1.3)%

Otelco access line equivalents (1)	101,684	98,731	98,708	(0.0)%

Cable, IPTV & satellite	4,388	4,164	4,128	(0.9)%
Security systems	63	174	199	14.4%
Other internet lines	4,506	3,750	3,585	(4.4)%

(1) We define access line equivalents as voice access lines and data access lines (including cable modems, digital subscriber lines, and dedicated data access trunks).

(2) Excludes Time Warner Cable which comprised 98% of the wholesale network connections on December 31, 2012 and none of the wholesale connections in 2013.

FINANCIAL DISCUSSION FOR FIRST QUARTER 2014:

Revenues

Total revenues decreased 10.5% in the three months ended March 31, 2014, to $18.8 million from $21.0 million in the three months ended March 31, 2013. The non-renewal of the Time Warner Cable (“TWC”) contract accounted for $1.3 million or approximately 61% of the decline. The decrease in residential RLEC access line equivalents and revenue decreases due to the FCC’s InterCarrier Compensation reform order account for the majority of the remaining decline. The table below provides the components of our revenues for the three months ended March 31, 2014 compared to the same period of 2013.

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Otelco Reports First Quarter 2014 Results

May 6, 2014

	Three Months Ended March 31,		Change
	2013	2014	Amount	Percent
	(dollars in thousands)
Local services	$8,542	$6,772	$(1,770)	(20.7)%
Network access	6,497	6,195	$(302)	(4.6)
Internet	3,676	3,561	$(115)	(3.1)
Transport services	1,498	1,326	$(172)	(11.5)
Cable television	775	731	$(44)	(5.7)
Managed services	-	197	$197	*
Total	$20,988	$18,782	$(2,206)	(10.5)

* Not a meaningful calculation

Local services revenue decreased 20.7% in the quarter ended March 31, 2014 to $6.8 million from $8.5 million in the quarter ended March 31, 2013. TWC accounted for a decrease of $1.1 million. The decline in RLEC residential voice access lines and CLEC market pricing accounted for a decrease of $0.7 million. The FCC’s ICC order which reduces or eliminates intrastate and local cellular revenue accounted for a decrease of $0.3 million. A portion of the RLEC decrease is recovered through the Connect America Fund which is categorized as interstate access revenue. Network access revenue decreased 4.6% in the first quarter 2014 to $6.2 million from $6.5 million in the quarter ended December 31, 2013. TWC accounted for a decrease of $0.3 million. Internet revenue for the first quarter 2014 decreased 3.1% to $3.6 million from $3.7 million in the three months ended March 31, 2013. A decrease in residential data lines and dial-up internet was partially offset by an increase in fiber rental. Transport services revenue decreased 11.5% to $1.3 million from $1.5 million in the quarter ended March 31, 2013 from customer churn. Cable television revenue in the three months ended March 31, 2014, decreased 5.7% to just under $0.8 million from just over $0.7 million in the three months ended March 31, 2014 and 2013 due to subscriber attrition. Cloud hosting and managed services revenue associated with the acquisition of Reliable Networks increased revenue $0.2 million for first quarter 2014 with no comparable revenue for the year earlier period.

Operating Expenses

Operating expenses in the three months ended March 31, 2014, decreased 8.0% to $14.8 million from $16.1 million in the three months ended March 31, 2013. Cost of services decreased 2.7% to $9.4 million in the quarter ended March 31, 2014, from $9.7 million in the quarter ended March 31, 2013. TWC accounted for a decrease of $0.2 million. Selling, general and administrative expenses decreased 8.8% to $2.6 million in the three months ended March 31, 2014, from $2.9 million in the three months ended March 31, 2013. Cloud hosting expense associated with our acquisition of Reliable Networks, including an accrual for non-cash stock compensation, increased costs $0.2 million which were more than offset by lower uncollectible and settlement expenses; lower property taxes and reduced insurance, legal and operational expenses. Depreciation and amortization for first quarter 2014 decreased 21.9% to $2.8 million from $3.6 million in first quarter 2013. Amortization associated with the TWC contract intangible asset decreased by just under $0.7 million as the contract value was fully amortized in June 2013. The amortization of other intangible assets associated with the Country Road acquisition in October 2008 decreased $0.1 million.

Interest Expense

Interest expense decreased 58.2% to $2.3 million in the three months ended March 31, 2014, from $5.6 million in the quarter ended March 31, 2013. The conversion in May 2013 of the senior subordinated notes payable due 2019 to Class A common shares reduced interest $3.4 million. Amortization of loan

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Otelco Reports First Quarter 2014 Results

May 6, 2014

costs decreased $0.1 million. The higher interest rate on our long-term notes payable increased interest expense by $0.3 million.

Other Income

The Company receives an annual dividend from CoBank, one of its lenders, during first quarter. For 2014, the dividend of $0.6 million, including patronage capital extinguishment, was $0.4 million higher than for 2013.

Reorganization Items

Separate classification of reorganization items began in first quarter 2013 when we filed the Reorganization Cases. There were no reorganization expenses during the first quarter of 2014.

Adjusted EBITDA

Adjusted EBITDA for the three months ended March 31, 2014, was $7.5 million compared to $8.8 million for the same period in 2013 and $7.3 million in the fourth quarter of 2013. Restructuring, non-cash and certain one-time expenses are added back in the calculation of Adjusted EBITDA. See financial tables for a reconciliation of Adjusted EBITDA to net income (loss).

Balance Sheet

As of March 31, 2014, the Company had cash and cash equivalents of $6.9 million compared to $9.9 million at the end of 2013. During first quarter 2014, the Company reduced its credit facility by $5.4 million through scheduled, Excess Cash and voluntary payments. The Company’s senior credit facility extends through April 2016 and includes a $5.0 million undrawn revolver.

Capital Expenditures

Capital expenditures were $1.4 million for the first quarter 2014 compared to $0.8 million in the same period in 2013. In addition, we acquired Reliable Networks for $0.5 million in cash and future stock payments tied to the growth of that business over the next three years.

Fourth Quarter Earnings Conference Call

Otelco has scheduled a conference call, which will be broadcast live over the internet, on Wednesday, May 7, 2014, at 11:30 a.m. ET. To participate in the call, participants should dial (719) 325-2432 and ask for the Otelco call 10 minutes prior to the start time. Investors, analysts and the general public will also have the opportunity to listen to the conference call free over the internet by visiting the Company’s website at www.OtelcoInc.com. To listen to the live call online, please visit the website at least 15 minutes early to register, download and install any necessary audio software. For those who cannot listen to the live webcast, a replay of the webcast will be available on the Company's website at www.OtelcoInc.com for 30 days. A two-week telephonic replay may also be accessed by calling (719) 457-0820 and using the Confirmation Code 8816125.

ABOUT OTELCO

Otelco Inc. provides wireline telecommunications services in Alabama, Maine, Massachusetts, Missouri, New Hampshire, Vermont and West Virginia. The Company’s services include local and long distance telephone, digital high-speed data lines, transport services, network access, cable television and other related services. With approximately 99,000 voice and data access lines, which are collectively referred to as access line equivalents, Otelco is among the top 25 largest local exchange carriers in the United States

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Otelco Reports First Quarter 2014 Results

May 6, 2014

based on number of access lines. Otelco operates eleven incumbent telephone companies serving rural markets, or rural local exchange carriers. It also provides competitive retail and wholesale communications services and technology consulting, managed services and private/hybrid cloud hosting services through several subsidiaries. For more information, visit the Company’s website at www.OtelcoInc.com.

FORWARD LOOKING STATEMENTS

Statements in this press release that are not statements of historical or current fact constitute forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties, and other unknown factors that could cause the actual results of the Company to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements which explicitly describe such risks and uncertainties, readers are urged to consider statements labeled with the terms “believes,” “belief,” “expects,” ‘intends,” “anticipates,” “plans,” or similar terms to be uncertain and forward-looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company’s filings with the Securities and Exchange Commission.

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Otelco Reports First Quarter 2014 Results

May 6, 2014

OTELCO INC.
CONSOLIDATED BALANCE SHEETS

(unaudited)

(in thousands, except share par value and share amounts)

	December 31,	March 31,
	2013	2014
Assets
Current assets
Cash and cash equivalents	$9,916	$6,859
Accounts receivable:
Due from subscribers, net of allowance for doubtful accounts of $274 and $238, respectively	3,730	3,610
Unbilled receivables	1,906	1,859
Other	2,050	2,534
Materials and supplies	1,654	1,643
Prepaid expenses	1,863	1,637
Deferred income taxes	905	905
Total current assets	22,024	19,047

Property and equipment, net	54,462	53,562
Goodwill	44,957	45,103
Intangible assets, net	4,074	3,963
Investments	1,895	1,888
Deferred financing costs, net	2,097	1,858
Deferred income taxes	1,606	1,606
Other assets	563	578
Total assets	$131,678	$127,605

Liabilities and Stockholders' Deficit
Current liabilities
Accounts payable	$1,552	$1,188
Accrued expenses	5,141	5,522
Advance billings and payments	1,422	1,407
Deferred income taxes	469	469
Customer deposits	84	79
Current maturity of long-term notes payable	7,441	8,130
Total current liabilities	16,109	16,795
Deferred income taxes	23,181	23,181
Advance billings and payments	736	721
Other liabilities	139	132
Long-term notes payable, less current maturities	121,192	115,061
Total liabilities	161,357	155,890

Stockholders' deficit
Class A Common Stock, $.01 par value-authorized 10,000,000 shares; issued and outstanding 2,870,948 shares	29	29
Class B Common Stock, $.01 par value-authorized 250,000 shares; issued and outstanding 232,780 shares	2	2
Additional paid in capital	2,876	2,876
Retained deficit	(32,586)	(31,192)
Total stockholders' deficit	(29,679)	(28,285)
Total liabilities and stockholders' deficit	$131,678	$127,605

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Otelco Reports First Quarter 2014 Results

May 6, 2014

OTELCO INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)
(in thousands, except share and per share amounts)

	Three Months Ended
	March 31,
	2013	2014

Revenues	$20,988	$18,782

Operating expenses
Cost of services	9,653	9,397
Selling, general and administrative expenses	2,880	2,627
Depreciation and amortization	3,566	2,785
Total operating expenses	16,099	14,809

Income from operations	4,889	3,973

Other income (expense)
Interest expense	(5,554)	(2,322)
Other income	243	654
Total other expenses	(5,311)	(1,668)

Income (loss) before reorganization items and income tax	(422)	2,305

Reorganization items	(1,424)	-

Income (loss) before income tax	(1,846)	2,305
Income tax benefit (expense)	72	(911)

Net income (loss)	$(1,774)	$1,394

Weighted average number of common shares outstanding (recalculated for 2013)	2,644,281	3,103,728

Net income (loss) per common share	$(0.67)	$0.45

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Otelco Reports First Quarter 2014 Results

May 6, 2014

OTELCO INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

(in thousands)

	Three Months Ended
	March 31,
	2013	2014
Cash flows from operating activities:
Net income (loss)	$(1,774)	$1,394
Adjustments to reconcile net income (loss) to cash flows provided by operating activities:
Depreciation	2,380	2,343
Amortization	1,186	442
Amortization of loan costs	342	239
Amortization of notes payable premium	(31)	-
Provision for uncollectible accounts receivable	37	103
Changes in operating assets and liabilities
Accounts receivable	1,895	(418)
Material and supplies	(79)	11
Prepaid expenses and other assets	(885)	211
Accounts payable and accrued expenses	1,008	17
Advance billings and payments	(66)	(30)
Other liabilities	(322)	(12)
Net cash provided by operating activities	3,691	4,300

Cash flows used in investing activities:
Acquisition and construction of property and equipment	(799)	(1,415)
Cash paid for the purchase of Reliable Networks net of cash acquired	-	(500)
Net cash used in investing activities	(799)	(1,915)

Cash flows used in financing activities:
Principal repayment of long-term notes payable	-	(5,442)
Loan origination costs	(1,115)	-
Net cash used in financing activities	(1,115)	(5,442)

Net increase (decrease) in cash and cash equivalents	1,777	(3,057)
Cash and cash equivalents, beginning of period	32,516	9,916
Cash and cash equivalents, end of period	$34,293	$6,859

Supplemental disclosures of cash flow information:
Interest paid	$1,825	$2,085

Income taxes paid	$36	$333

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